EXHIBIT 5.3

LETTER OF CONSENT

EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850
Calgary, Alberta, Canada T2P 2S5

RE:	Registration Statement on Form F-9 United States Securities and Exchange Commission

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2007, in the registration statement on Form F-9 of EnCana Corporation (File No. 333-149370).

Yours Truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Harry Jung, P. Eng._____________________

Harry Jung, P. Eng.

President

Calgary, Alberta

March 11, 2008